EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or about July 14, 2021, of our report dated February 26, 2021 relating to the consolidated financial statements and schedules, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission on February 26, 2021.

/s/ Plante & Moran, PLLC

Chicago, Illinois

July 14, 2021